UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 1, 2006
Four Oaks FinCorp, Inc.
(Exact name of registrant as specified in its charter)
North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6114 U.S. 301 South - Four Oaks, NC 27524
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  919-963-2177

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 1, 2006, Four Oaks Fincorp, Inc. (the "Company") issued a press release announcing that it will restate its historical financial statements for the year ended December 31, 2005 and for the first quarter of 2006 to amend the accounting for certain derivative transactions relating to interest rate swap agreements on the Company's brokered certificates of deposit under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133").  The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.
Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report, including the press release appearing in Exhibit 99.1, is furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Furthermore, the information in Item 2.02 of this report shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On August 1, 2006, the Company concluded, after further examination in light of recent developments and discussions with the Company's independent registered public accounting firm, Dixon Hughes PLLC, that its historical financial statements for the year ended December 31, 2005 and for the first quarter of 2006, should no longer be relied upon, as a result of accounting treatment of certain derivative transactions relating to the Company's interest rate swaps associated with brokered certificates of deposits ("CDs").
Since 2003, the Company has entered into various interest rate swaps to hedge the interest rate risk inherent in certain of its brokered CDs.  From inception, the Company applied the "short-cut method" of fair value hedge accounting under SFAS No. 133 to account for the swaps.  The terms of the interest rate swaps and the corresponding debt matched; therefore, the Company assumed no hedge ineffectiveness.  As a result, the Company determined that the changes in fair value of the swaps and hedged instruments were the same and no ineffectiveness was recorded in earnings.
However, after further examination in light of recent developments and discussions with its independent registered public accounting firm, Dixon Hughes PLLC, the Company and its Audit Committee concluded that the swap transactions did not qualify for the "short-cut method", and documentation regarding these transactions did not meet the technical requirements SFAS No. 133.  Therefore any fluctuations in the market value of these interest rate risk management derivatives should have been recorded through the income statement.  There is no effect on cash flows from these revisions.  The Company is evaluating whether to redesignate the interest rate swap agreements as hedges under the "long-haul" method.
As a result, the Company plans to restate its historical financial statements for the year ended December 31, 2005 and for the first quarter of 2006 to change the accounting treatment for the affected derivative agreements, which restatement is not expected to have a material impact on 2003 or 2004, but is expected to have the following impact on net income and diluted earnings per share for each of the quarters in and the full year of 2005, and for the first quarter of 2006:

As Originally Reported
As Restated
Diluted Net
Diluted Net
Income
Income
Net Income
Per share
Net Income
Per share
For 2005:
1st Quarter
$
1,176,000
$
0.27
$
942,000
$
0.22
2nd Quarter
1,317,000
0.30
1,539,000
0.35
3rd Quarter
1,467,000
0.33
1,217,000
0.28
4th Quarter
1,389,000
0.32
1,305,000
0.30
  For the Full Year
$
5,349,000
$
1.22
$
5,003,000
$
1.14

For 2006:
1st Quarter
$
1,935,000
$
0.44
$
1,840,000
$
0.42

The Company plans to amend its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the three month period ended March 31, 2006 as soon as practicable to reflect the restatement.
Information set forth in this Current Report on Form 8-K contains various "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements represent the Company's judgment concerning the future and are subject to risks and uncertainties that could cause its actual operating results and financial position to differ materially.  Such forward looking statements can be identified by the use of forward looking terminology, such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof, or other variations thereof, or comparable terminology.  The Company cautions that any such forward looking statements are further qualified by important factors that could cause its actual operating results to differ materially from those anticipated in the forward looking statements, including, without limitation, the risk that the preliminary financial impact of the restatement contained herein and the current preliminary results contained in the related press release will be different when the restatement is finalized and reported, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates on the level and composition of deposits, the effects of competition from other financial institutions, the failure of assumptions underlying the establishment of the allowance for loan losses, the low trading volume of the Company's common stock, other considerations described in connection with specific forward looking statements and other cautionary elements specified in the Company's periodic filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d)
Exhibits.

Exhibits
EX-99.1	Press Release dated August 1, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2006	By:	/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr. President & Chief Executive Officer